As filed with the Securities and Exchange Commission on March 6, 2014

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Artisan Partners Asset Management Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6282	45-0969585
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

875 E. Wisconsin Avenue, Suite 800

Milwaukee, WI 53202

(414) 390-6100

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

SARAH A. JOHNSON

Chief Legal Officer

Artisan Partners Asset Management Inc.

875 E. Wisconsin Avenue, Suite 800

Milwaukee, WI 53202

(414) 390-6100

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

MARK J. MENTING CATHERINE M. CLARKIN Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	JOSHUA FORD BONNIE LESLEY PENG Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-193617

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A common stock, par value $0.01 per share	1,234,337	$62.00	$76,528,894	$9,856.93

(1)	The 1,234,337 shares of Class A common stock being registered in this Registration Statement are in addition to the 8,050,000 shares of Class A common stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-193617) and includes 161,000 shares of Class A common stock that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) by Artisan Partners Asset Management Inc. (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. This Registration Statement is being filed for the sole purpose of increasing the aggregate number of shares of the Company’s Class A common stock, par value $0.01 per share, offered by the Company by 1,234,337 shares, 161,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares. The contents of the Registration Statement on Form S-1 (File No. 333-193617), as amended, filed by the Company with the Commission, including each of the documents included therein or incorporated by reference therein and all exhibits thereto, which was declared effective by the Commission on March 6, 2014, are incorporated herein by reference into, and shall be deemed part of, this Registration Statement.

The Company hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount from the Company’s account to the Commission’s account as soon as practicable (but not later than the close of business on March 7, 2014), (ii) will not revoke such instructions, (iii) has sufficient funds in such account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours on March 7, 2014.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (No. 333-193617), as amended, are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

Exhibit No.	Description

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 filed on January 28, 2014 (No. 333-193617))

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 6, 2014.

Artisan Partners Asset Management Inc.

By:	/S/ ERIC R. COLSON
Name: Eric R. Colson
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of March, 2014.

Signature	Title

/S/ ERIC R. COLSON Eric R. Colson	President and Chief Executive Officer and Director (principal executive officer)

/S/ CHARLES J. DALEY, JR. Charles J. Daley, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

* Andrew A. Ziegler	Executive Chairman and Director

* Matthew R. Barger	Director

* Tench Coxe	Director

* Stephanie G. DiMarco	Director

* Jeffrey A. Joerres	Director

* Allen R. Thorpe	Director

* By:	/S/ SARAH A. JOHNSON
Sarah A. Johnson, Attorney-in-fact